Exhibit 10(i)(7)
JOINDER AGREEMENT
     JOINDER AGREEMENT dated as of February 21, 2008 by the undersigned, Hoosier Outdoor Advertising Corporation, an Indiana corporation (the “Additional Subsidiary Guarantor”), in favor of JPMorgan Chase Bank, N.A., as administrative agent for the Lenders party to the Credit Agreement referred to below (in such capacity, together with its successors in such capacity, the “Administrative Agent”).
     Lamar Media Corp., a Delaware corporation (the “Company”), the Subsidiary Borrower that may be or may become a party thereto (the “Subsidiary Borrower”and together with the Company, the “Borrowers”) and certain of its subsidiaries (collectively, the “Existing Subsidiary Guarantors” and, together with the Borrowers, the “Securing Parties”) are parties to a Credit Agreement dated September 30, 2005 (as modified and supplemented and in effect from time to time, the “Credit Agreement”), providing, subject to the terms and conditions thereof, for extensions of credit (by means of loans and letters of credit) to be made by the Lenders therein (collectively, together with any entity that becomes a “Lender” party to the Credit Agreement after the date hereof as provided therein, the “Lenders” and, together with Administrative Agent and any successors or assigns of any of the foregoing, the “Secured Parties”) to the Company in an aggregate principal or face amount not exceeding $800,000,000 (which, in the circumstances contemplated by Section 2.01(c) thereof, may be increased to $2,132,000,000 and made available to the Company and the Subsidiary Borrower). In addition, the Borrowers may from time to time be obligated to one or more of the Lenders under the Credit Agreement in respect of Swap Agreements under and as defined in the Credit Agreement (collectively, the “Swap Agreements”).
     In connection with the Credit Agreement, the Borrowers, the Existing Subsidiary Guarantors and the Administrative Agent are parties to the Pledge Agreement dated September 30, 2005 (the “Pledge Agreement”) pursuant to which the Securing Parties have, inter alia, granted a security interest in the Collateral (as defined in the Pledge Agreement) as collateral security for the Secured Obligations (as so defined). Terms defined in the Pledge Agreement are used herein as defined therein.
     To induce the Secured Parties to enter into the Credit Agreement, and to extend credit thereunder and to extend credit to the Borrower under Swap Agreements, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Additional Subsidiary Guarantor has agreed to become a party to the Credit Agreement and the Pledge Agreement as a “Subsidiary Guarantor” thereunder, and to pledge and grant a security interest in the Collateral (as defined in the Pledge Agreement).

     Accordingly, the parties hereto agree as follows:
     Section 1. Definitions. Terms defined in the Credit Agreement are used herein as defined therein.
     Section 2. Joinder to Agreements. Effective upon the execution and delivery hereof, the Additional Subsidiary Guarantor hereby agrees that it shall become a “Subsidiary Guarantor” under and for all purposes of the Credit Agreement and the Pledge Agreement with all the rights and obligations of a Subsidiary Guarantor thereunder. Without limiting the generality of the foregoing, the Additional Subsidiary Guarantor hereby:
(i) jointly and severally with the other Subsidiary Guarantors party to the Credit Agreement guarantees to each Secured Party and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of all Guaranteed Obligations in the same manner and to the same extent as is provided in Article III of the Credit Agreement;
(ii) pledges and grants the security interests in all right, title and interest of the Additional Subsidiary Guarantor in all Collateral (as defined in the Pledge Agreement) now owned or hereafter acquired by the Additional Subsidiary Guarantor and whether now existing or hereafter coming into existence provided for by Article III of the Pledge Agreement as collateral security for the Secured Obligations and agrees that Annex 1 thereof shall be supplemented as provided in Appendix A hereto;
(iii) makes the representations and warranties set forth in Article IV of the Credit Agreement and in Article II of the Pledge Agreement, to the extent relating to the Additional Subsidiary Guarantor or to the Pledged Equity evidenced by the certificates, if any, identified in Appendix A hereto; and
(iv) submits to the jurisdiction of the courts, and waives jury trial, as provided in Sections 10.09 and 10.10 of the Credit Agreement.
     The Additional Subsidiary Guarantor hereby instructs its counsel to deliver the opinions referred to in Section 6.10(a)(iii) of the Credit Agreement to the Secured Parties.

     IN WITNESS WHEREOF, the Additional Subsidiary Guarantor has caused this Joinder Agreement to be duly executed and delivered as of the day and year first above written.

Hoosier Outdoor Advertising Corporation, an Indiana corporation
By:	/s/ Sean E. Reilly
Sean E. Reilly, President

Attested:

By:	/s/ James R. McIlwain
James R. McIlwain, Secretary

Accepted and agreed:

JPMORGAN CHASE BANK, N.A. as Administrative Agent
By:	/s/ Christophe Vohmann
Title: Vice President

The undersigned hereby respectively pledges and grants a security interest in the Pledged Equity evidenced by the certificate listed in Appendix A hereto and agrees that Annex 1 of the Pledge Agreement is hereby supplemented by adding thereto the information listed on Appendix A.
Lamar Advantage GP Company, LLC, Issuee

By:	Lamar Central Outdoor, LLC, its sole Managing Member

By:	Lamar Media Corp., its sole Managing Member

By:	/s/ Keith A. Istre
Keith A. Istre, Executive Vice-President/
Chief Financial Officer

SCHEDULE OF ADDITIONAL ISSUEES

Issuee	Date of Agreement

Lamar Advantage GP Company, LLC	February 21, 2008
Lamar Advertising of Penn, LLC	May 16, 2008
Vista Media Group, Inc.	May 16, 2008
Seaboard Outdoor Advertising Co., Inc.	May 16, 2008
SCHEDULE OF ADDITIONAL SUBSIDIARY GUARANTORS

Guarantor*	Date of Agreement

Hoosier Outdoor Advertising Corporation	February 21, 2008
Vista Media Group, Inc.	May 16, 2008
Seaboard Outdoor Advertising Co., Inc.	May 16, 2008
Sale Point Posters, Inc.	May 16, 2008

*	The Supplement to Annex1/Appendix A to the Joinder Agreement of each guarantor are set forth below in their entirety.

Supplement to Annex 1
Appendix A to Joinder Agreement

Pledgor		No. Class A
Ownership	Issuer	Shares	Cert. No.	%
Lamar Advantage GP Company, LLC	Hoosier Outdoor Advertising Corporation	4,000	28	100

Pledgor		No. Class B
Ownership	Issuer	Shares	Cert. No.	%
Lamar Advantage GP Company, LLC	Hoosier Outdoor Advertising Corporation	800	29	100

Supplement to Annex 1
Appendix A to Joinder Agreement

Pledgor Ownership	Issuer	No. Shares	Cert. No.	%
Lamar Advertising of Penn, LLC	Vista Media Group, Inc.	100	2	100
Pledgor Ownership	Issuer	No. Shares	Cert. No.	%
Vista Media Group, Inc.	Seaboard Outdoor Advertising Co., Inc.	100	1A	100

Pledgor Ownership	Issuer	No. Shares	Cert. No.	%
Seaboard Outdoor Advertising Co., Inc.	Sale Point Posters, Inc.	100	1A	100